                                                                      Exhibit 11


                      THE RIVAL COMPANY AND SUBSIDIARIES
                          Diluted Earnings Per Share
                     (in thousands except per share data)

                                                   Three months ended      Nine months ended
                                                  --------------------    -------------------

                                                  03/31/98    03/31/97    03/31/98   03/31/97
                                                  --------    --------    --------   --------
Net earnings  (loss)                              $    267    $ (4,338)   $ 11,430   $  9,532
                                                  ========    ========    ========   ========
Diluted Earnings (Loss) Per Share
---------------------------------

Weighted average common and common
  equivalent shares outstanding                      9,529       9,968       9,596      9,963
                                                  ========    ========    ========   ========

Earnings (loss) per common and
  common equivalent share (diluted)                  $0.03 (a)$  (0.44)   $   1.19   $   0.96
                                                  ========    ========    ========   ========
Share computation:
    Average common shares
      outstanding                                    9,395       9,741       9,430      9,735
    Average number of options
      outstanding                                      733         659         793        672
    Less treasury shares acquired
      with proceeds from exercise
      of options                                      (599)       (432)       (627)      (444)
                                                  ========    ========    ========   ========

  Weighted average common and common
    equivalent shares outstanding                    9,529       9,968       9,596      9,963
                                                  ========    ========    ========   ========

(a) The common stock equivalents are anti-dilutive and, therefore, are excluded from the presentation in the Condensed Consolidated Statements of Earnings for the quarter ended March 31, 1997.